UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2021

BLUE OWL CAPITAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39653	86-3906032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

399 Park Avenue 38th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

+1 (212) 419-3000

Registrant’s telephone number, including area code

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OWL	New York Stock Exchange
Warrants to purchase Class A common stock	OWL.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included in Item 2.03 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant.

On June 10, 2021, Blue Owl Finance LLC (the “Issuer”), an indirect subsidiary of Blue Owl Capital Inc. (the “Company”) and Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Owl Rock Capital Group LLC, Dyal Capital Holdings LLC, Owl Rock Capital GP Holdings LP and Dyal GP Holdings LLC, each indirect subsidiaries of the Company (collectively the “Guarantors”) entered into an indenture (the “Base Indenture”), as supplemented by that certain first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) with Wilmington Trust, National Association, as trustee (the “Trustee”), relating to the issuance by the Issuer of $700,000,000 aggregate principal amount of its 3.125% Senior Notes due 2031 (the “Notes”).

The Notes bear interest at a rate of 3.125% per annum accruing from June 10, 2021. Interest is payable semiannually in arrears on June 10 and December 10 of each year, commencing on December 10, 2021. The Notes will mature on June 10, 2031 unless earlier redeemed or repurchased. The Notes are unsecured and unsubordinated obligations of the Issuer. The Notes will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Guarantors. The Guarantees are unsecured and unsubordinated obligations of the Guarantors. All or a portion of the Notes may be redeemed at the Issuer’s option in whole, at any time, or in part, from time to time, prior to their stated maturity, at the make-whole redemption price set forth in the Notes provided, however, that if the Issuer redeems any Notes on or after March 10, 2031 (the date falling three months prior to their stated maturity), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes redeemed, in each case, plus accrued and unpaid interest, if any, to, but excluding the date of redemption. If a change of control repurchase event occurs, the Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus any accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture includes covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their subsidiaries or merge, consolidate or sell, transfer or lease assets. The Indenture also provides for customary events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically will become due and payable.

The preceding is a summary of the terms of the Indenture and the Notes, and is qualified in its entirety by reference to the Base Indenture attached hereto as Exhibit 4.1, the First Supplemental Indenture attached hereto as Exhibit 4.2 and the form of the Notes attached hereto as Exhibit 4.3, each of which is incorporated herein by reference as though they were fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description

Exhibit 4.1	Indenture dated as of June 10, 2020 among Blue Owl Finance LLC, as issuer, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Owl Rock Capital Group LLC, Dyal Capital Holdings LLC, Owl Rock Capital GP Holdings LP and Dyal GP Holdings LLC, as guarantors, and Wilmington Trust, National Association, as trustee

Exhibit 4.2	First Supplemental Indenture dated as of June 10, 2020 among Blue Owl Finance LLC, as issuer, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Owl Rock Capital Group LLC, Dyal Capital Holdings LLC, Owl Rock Capital GP Holdings LP and Dyal GP Holdings LLC, as guarantors, Blue Owl Capital Inc. solely for purposes of Section 6.3 and Wilmington Trust, National Association, as trustee

Exhibit 4.3	Form of 3.125% Senior Note due 2031 (included in Exhibit 4.2 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CAPITAL INC.

Dated: June 10, 2021
	By:	/s/ Neena A. Reddy
	Name:	Neena A. Reddy
	Title:	General Counsel and Secretary